Tecogen Announces 2021 Results
Net Income of $3.7 million for FY 2021 and $63.0 thousand for Q4 2021
Earnings of $0.15 per share for FY 2021

WALTHAM, Mass., March 10, 2022 - Tecogen Inc. (OTCQX:TGEN), a leading manufacturer of clean energy products, reported net income of $63.0 thousand for the quarter ended December 31, 2021 and $3.7 million for the full year compared to a net loss of $4.1 million and $6.2 million, respectively, in 2020. This represents an improvement of $4.0 million and $9.8 million respectively. The increase in net income for the quarter was due to improved operations and for the year was helped significantly by the PPP loan forgiveness and Employee Retention Credit. Our gross margin increased to 47.5% for the year ended December 31, 2021 compared to 38.3% for the same period in 2020. The company also generated positive cash flow from operations of $465 thousand in 2021 compared to $1.4 million in 2020. The year end cash balance was $3.6 million.
Key Takeaways
Earnings Per Share
•Net income (loss) per share, basic and diluted, was $0.15/share for FY 2021 and $0.00 per share for Q4 2021 compared to a loss of $0.25 and $0.16 per share for the same periods in 2020.
Income from Operations
•Operating income was $130 thousand for the quarter compared to a loss of $4.1 million during the same period in 2020. The increase in our operating income is due primarily to the increased revenue and margins for our Products Segment and increased revenue from our service contracts in the Services Segment. In the quarter ended December 31, 2021, we also saw no goodwill impairment associated with the ADGE contracts whereas for the same period in 2020 the goodwill impairment amounted to $2.9 million.
•For the year ended December 31, 2021, our loss from operations was $1.2 million compared to a loss of $6.0 million for the same period in 2020, a decrease of $4.7 million. The decrease in our loss from operations is due primarily to zero goodwill write downs with respect our ADGE energy producing assets and to improved operations in the fourth quarter of 2021.

Revenues
•Revenues for the quarter ended December 31, 2021 were $7.2 million compared to $5.7 million for the same period in 2020, a 26.9% increase.
◦Product revenue was $3.7 million in Q4 2021 compared to $1.9 million in the same period in 2020, an increase of 92.0% primarily due to an increase in chiller sales.
◦Services revenue was $3.1 million in Q4 2021 compared to $3.3 million in the same period in 2020, a decline of 6.2% due to reduced lower margin installation activity. Service contract revenue (O&M revenue) increased to $2.9 million or 16.8% in Q4 2021 from $2.5 million during the same period in 2020.
◦Energy Production revenue decreased by $41.6 thousand, or 9.4%, to $400 thousand in Q4 2021 compared to $441 thousand in the same period in 2020.

•For the year ended December 31, 2021, revenues were $24.4 million compared to $28.3 million in FY 2020, a decrease of $3.9 million or 13.6% year over year.
◦Product revenue was $10.1 million in the 2021 compared to $11.5 million in FY 2020, a decline of 11.6%, as a result of reduced sales activities in the first half of 2021.
◦Services revenue was $12.5 million for FY 2021 compared to $15.0 million in FY 2020, a decline of 16.2% due to reduced lower margin installation activity. Service contract revenue (O&M revenue) increased 15.0% to $11.6 million for FY 2021 compared to $10.1 million in FY 2020.
◦Energy production revenue for FY 2021 was $1.7 million, compared to $1.8 million in FY 2020, a decrease of 5.3%.

Gross Profit
•Gross profit for the fourth quarter of 2021 was $3.5 million compared to $2.3 million in the fourth quarter of 2020. Gross margin improved to 48.1% in the fourth quarter of 2021 compared to 41.4% for the same period in 2020.
•Gross profit for FY 2021 was $11.6 million compared to $10.8 million for FY 2020, an increase of 7.0%. For FY 2021 gross margin increased to 47.5% compared to 38.3% for the same period in 2020 due to higher Product and Service margins.

Operating Expenses

•Operating expenses decreased by 48.7% to $3.3 million for the fourth quarter of 2021 compared to $6.5 million in the same period of 2020. Operating expenses were higher in 2020 primarily due to the impairment of long-lived assets and goodwill.
•For FY 2021 operating expenses decreased $4.0 million, or 23.7%, to $12.8 million compared to $16.8 million for FY 2020. The decrease is due primarily to the impairment of long-lived assets and goodwill recognized in 2020 and, to a lesser extent, operating expense cost controls, resulting in decreased payroll and payroll related expenses and reductions in other operating expenses compared to FY 2020.

Adjusted EBITDA was a positive $284 thousand for the fourth quarter of 2021 compared to a loss of $929 thousand for the fourth quarter of 2020. For the year ended December 31, 2021 adjusted EBITDA was a positive $0.7 million compared to a negative $2.2 million for FY 2020. The FY 2021 adjusted EBITDA benefited from $1.2m million of Employee Retention Credit. (Adjusted EBITDA is defined as net income or loss attributable to Tecogen, adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on equity securities, goodwill impairment charges and other non-cash non-recurring charges or gains including abandonment of intangible assets and the extinguishment of debt. See the table following the Condensed Consolidated Statements of Operations for a reconciliation from net income (loss) to Adjusted EBITDA, as well as important disclosures about the company's use of Adjusted EBITDA).
“We had a significantly improved 4th quarter and year in 2021 compared to 2020” commented Benjamin Locke, Tecogen's Chief Executive Officer. “As COVID effects recede, our business has started to rebound. We have also been seeing improved sales as a result of our strategic focus on key market segments such as controlled environment agriculture, healthcare and multifamily. Our chiller product in particular has seen significant penetration in the cannabis cultivation space. More than 45% of our current backlog is in this high growth market.”

Conference Call Scheduled for March 10, 2022 at 11:00 am ET
Tecogen will host a conference call on March 10, 2022 to discuss the fourth quarter results beginning at 11:00 am eastern time. To listen to the call please dial (877) 407-7186 within the U.S. and Canada, or (201) 689-8052 from other international locations. Participants should ask to be joined to the Tecogen Fourth Quarter 2021 earnings call. Please begin dialing 10 minutes before the scheduled starting time. The earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us." The earnings conference call will be webcast live. To view the associated slides, register for and listen to the webcast, go to https://ir.tecogen.com/ir-calendar. Following the call, the recording will be archived for 14 days.

The earnings conference call will be recorded and available for playback one hour after the end of the call. To listen to the playback, dial (877) 660-6853 within the U.S. and Canada, or (201) 612-7415 from other international locations and use Conference Call ID#: 13672659.
About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company provides cost effective, environmentally friendly and reliable products for energy production that nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.
In business for over 35 years, Tecogen has shipped more than 3,000 units, supported by an established network of engineering, sales, and service personnel across the United States. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde e+, Ilios, Tecochill, Tecopower, Tecofrost, Tecopack and Ultera are registered or pending trademarks of Tecogen Inc.
Forward Looking Statements

This press release and any accompanying documents, contain “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.

In addition to those factors described in our Annual Report on Form 10-K under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.

In addition to GAAP financial measures, this press release includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.
Tecogen Media & Investor Relations Contact Information:

Benjamin Locke
P: 781-466-6402
E: Benjamin.Locke@tecogen.com

TECOGEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2021 and 2020 (unaudited)

ASSETS	2021	2020
Current assets:
Cash and cash equivalents	$3,614,463	$1,490,219
Accounts receivable, net	8,482,286	8,671,163
Unbilled revenue	3,258,189	4,267,249
Inventory, net	7,764,989	7,168,596
Employee Retention Credit	1,276,021	—
Prepaid and other current assets	578,801	597,144
Total current assets	24,974,749	22,194,371
Property, plant and equipment, net	1,782,944	2,283,846
Right of use assets	1,869,210	1,632,574
Intangible assets, net	1,181,023	1,360,319
Goodwill	2,406,156	2,406,156
Other assets	148,140	196,387
TOTAL ASSETS	$32,362,222	$30,073,653
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Note payable, current	$—	$837,861
Accounts payable	3,508,354	4,183,105
Accrued expenses	2,343,728	1,993,471
Deferred revenue	1,957,752	1,294,157
Lease obligations, current	641,002	506,514
Unfavorable contract liabilities, current	330,032	355,665
Total current liabilities	8,780,868	9,170,773
Long-term liabilities:
Deferred revenue, net of current portion	208,456	115,329
Note payable, net of current portion	—	1,036,339
Lease obligations, long-term	1,315,275	1,222,492
Unfavorable contract liability, long-term	929,474	1,261,386
Total liabilities	11,234,073	12,806,319
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 24,850,261 and 24,850,261 issued and outstanding at December 31, 2021 and 2020, respectively	24,850	24,850
Additional paid-in capital	57,016,859	56,814,428
Accumulated deficit	(35,833,621)	(39,529,621)
Total Tecogen Inc. stockholders’ equity	21,208,088	17,309,657
Noncontrolling interest	(79,939)	(42,323)
Total stockholders’ equity	21,128,149	17,267,334
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$32,362,222	$30,073,653

TECOGEN INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2021 and 2020
(unaudited)

	2021	2020
Revenues
Products	$3,693,349	$1,923,400
Services	3,086,891	3,292,418
Energy production	399,702	441,295
Total revenues	7,179,942	5,657,113
Cost of sales
Products	1,999,637	1,258,978
Services	1,450,945	1,773,767
Energy production	277,488	281,758
Total cost of sales	3,728,070	3,314,503
Gross profit	3,451,872	2,342,610
Operating expenses
General and administrative	2,437,727	2,833,965
Selling	723,971	571,141
Research and Development	161,015	125,707
Gain on sales of assets	(400)	(32)
Long-lived asset impairment	—	71,963
Goodwill impairment	—	2,875,711
Total operating expenses	3,322,313	6,478,455
Income (loss) from operations	129,559	(4,135,845)
Other income (expense)
Interest and other income	(6,533)	(14,432)
Interest expense	(655)	(4,741)
Unrealized loss on investment securities	(56,246)	—
Total other expense, net	(63,434)	(19,173)
Income (Loss) before income taxes	66,125	(4,155,018)
Income tax provision	500	2,380
Consolidated net income (loss)	65,625	(4,157,398)
(Income) loss attributable to the noncontrolling interest	(2,659)	95,084
Net income (loss) attributable to Tecogen Inc	$62,966	$(4,062,314)
Net income (loss) per share - basic	$—	$(0.16)
Weighted average shares outstanding - basic	24,850,261	24,850,258
Net income (loss) per share - diluted	$—	$(0.16)
Weighted average shares outstanding - diluted	25,063,864	24,850,258

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2021 and 2020
(unaudited)

Non-GAAP financial disclosure (1)	2021	2020
Net income (loss) attributable to Tecogen Inc	$62,966	$(4,062,314)
Interest expense, net	655	4,741
Provision for income taxes	500	2,380
Depreciation and amortization, net	112,218	120,186
EBITDA	176,339	(3,935,007)
Stock-based compensation	51,775	58,632
Unrealized loss on securities	56,246	—
Inventory write down	—	—
Long-lived asset impairment	—	71,963
Goodwill impairment	—	2,875,711
Adjusted EBITDA	$284,360	$(928,701)

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2021 and 2020
(unaudited)

	2021	2020
Revenues
Products	$10,133,329	$11,466,716
Services	12,525,594	14,950,682
Energy production	1,739,150	1,837,181
Total revenues	24,398,073	28,254,579
Cost of sales
Products	5,601,046	6,899,942
Services	6,134,953	9,357,478
Energy production	1,074,421	1,169,645
Total cost of sales	12,810,420	17,427,065
Gross profit	11,587,653	10,827,514
Operating expenses
General and administrative	9,795,823	10,311,086
Selling	2,471,929	2,593,168
Research and development	542,079	767,323
Gain on sale of assets	(10,486)	(11,367)
Long-lived asset impairment	7,400	251,906
Goodwill impairment	—	2,875,711
Total operating expenses	12,806,745	16,787,827
Loss from operations	(1,219,092)	(5,960,313)
Other income (expense)
Interest and other income	(23,746)	(2,479)
Interest expense	(14,238)	(125,824)
Gain on extinguishment of debt	3,773,014	—
Employee Retention Credit	1,276,021	—
Gain on the sale of investments	6,046	—
Unrealized loss on investment securities	(37,497)	(98,404)
Total other income (expense), net	4,979,600	(226,707)
Income (loss) before income taxes	3,760,508	(6,187,020)
State income tax provision	19,491	30,171
Consolidated net income (loss)	3,741,017	(6,217,191)
(Income) loss attributable to the noncontrolling interest	(45,017)	66,684
Net income (loss) attributable to Tecogen Inc.	$3,696,000	$(6,150,507)
Net income (loss) per share - basic	$0.15	$(0.25)
Weighted average shares outstanding - basic	24,850,261	24,850,258
Net income (loss) per share - diluted	$0.15	$(0.25)
Weighted average shares outstanding -diluted	25,115,518	24,850,258

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2021 and 2020
(unaudited)

Non-GAAP financial disclosure (1)	2021	2020
Net income (loss) attributable to Tecogen Inc	$3,696,000	$(6,150,507)
Provision for income taxes	19,491	30,171
Interest expense, net	14,238	125,824
Depreciation and amortization, net	469,854	414,127
EBITDA	4,199,583	(5,580,385)
Stock-based compensation	202,431	190,944
Gain on extinguishment of debt	(3,773,014)	—
Unrealized loss on investment securities	31,451	98,404
Goodwill impairment	—	2,875,711
Asset impairment	7,400	251,906
Adjusted EBITDA (2)	$667,851	$(2,163,420)

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about Adjusted EBITDA (net income (loss) attributable to Tecogen Inc adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges including abandonment of certain intangible assets and extinguishment of debt), which is a non-GAAP measure.  The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  Adjusted EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.
(2) Employee Retention Credit
The adjusted EBITDA in 2021 benefits from $1.2 million of Employee Retention Credit.

TECOGEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2021 and 2020
(unaudited)

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income (loss)	$3,741,017	$(6,217,191)
Adjustments to reconcile net income (loss) to net cash used provided by activities:
Depreciation, accretion and amortization, net	469,854	414,127
Gain on the extinguishment of debt	(3,773,014)	—
Employee Retention Credit	(1,276,021)	—
Long-lived asset impairment	7,400	251,906
Gain on sale of assets	(10,486)	(11,367)
Provision for losses on accounts receivable	131,206	656,397
Gain on the sale of investments	(6,046)	—
Provision for inventory reserve	—	86,000
Unrealized loss on investment securities	37,497	98,404
Stock-based compensation	202,431	190,944
Goodwill impairment	—	2,875,711
Non-cash interest expense	—	51,190
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	57,618	5,555,235
Inventory, net	(596,393)	(849,367)
Unbilled revenue	1,009,060	1,154,562
Prepaid expenses and other current assets	18,343	37,889
Other non-current assets	(231,478)	825,817
Increase (decrease) in:
Accounts payable	(674,750)	(1,088,651)
Accrued expenses and other current liabilities	602,073	(524,358)
Deferred revenue	756,722	(2,100,011)
Net cash provided by operating activities	465,033	1,407,237
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(91,451)	(59,952)
Proceeds on sale of property and equipment	10,486	26,335
Purchases of intangible assets	(63,097)	(123,252)
Proceeds from sale of investments	11,637	—
Distributions to non-controlling interest	(82,633)	(60,896)
Net used in investing activities	(215,058)	(217,765)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on revolving line of credit, net	—	(2,452,329)
Proceeds from note payable	1,874,269	1,874,200
Proceeds from exercise of stock options	—	1,200
Net cash provided by (used in) financing activities	1,874,269	(576,929)
Change in cash and cash equivalents	2,124,244	612,543
Cash and cash equivalents, beginning of the year	1,490,219	877,676
Cash and cash equivalents, end of the year	$3,614,463	$1,490,219